UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 7, 2008

Badger Meter, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-6706	39-0143280
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4545 W. Brown Deer Rd., Milwaukee, Wisconsin	53223
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (414) 355-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On April 7, 2008, the Company issued a press release announcing that it had signed an agreement with Miltel Communications Ltd. of Israel to acquire its GALAXY® proprietary fixed base network meter reading system for approximately $25.7 million in cash.

                   A copy of the press release issued by the Company announcing the foregoing is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

	(a)	Financial Statements of Business Acquired.
Not applicable.
	(b)	Pro Forma Financial Information.
Not applicable.
	(c)	Shell Company Transactions.
Not applicable.
	(d)	Exhibits.

                   The exhibit listed in the accompanying Exhibit Index is filed as part of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BADGER METER, INC.

Date:	April 7, 2008	By:	/s/ Richard E. Johnson
			Name:	Richard E. Johnson
			Title:	Senior Vice President – Finance and Treasurer Chief Financial Officer

Exhibit Index to Current Report on Form 8-K
Dated April 7, 2008

Exhibit
Number	Description

(99.1)	Badger Meter, Inc. Press Release, dated April 7, 2008.